Exhibit 10.4
PRIDE INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective April 1, 2000)
First Amendment
          Pride International, Inc. (the “Company”), having previously established the Pride International, Inc. Employee Stock Purchase Plan, as amended and restated effective April 1, 2000 (the “Plan”), and having reserved the right under Section 19 thereof to amend the Plan, does hereby amend Section 3 of the Plan, as approved by the Company’s Board of Directors on February 17, 2005, and subject to and effective as of the date of shareholder approval at the 2005 annual meeting, to increase the number of shares which may be issued thereunder by deleting both occurrences of the phrase “five hundred thousand (500,000)” and placing in lieu thereof the phrase “one million one hundred thousand (1,100,000)”.

PRIDE INTERNATIONAL, INC.
By:	/s/ Louis A. Raspino
Louis A. Raspino
President and Chief Executive Officer

Attested to by the Secretary of Pride International, Inc. as adopted by the Board of Directors on February 17, 2005 and as approved by the shareholders of Pride International, Inc. at the annual meeting on May 12, 2005.

/s/ W. Gregory Looser

W. Gregory Looser
Secretary